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                                                                 EXHIBIT 10.17.2

                     [BRIGHAM OIL & GAS, L.P. LETTERHEAD]


                                May 20, 1996

Mr. John Bassett
Middle Bay Oil Company, Inc.
115 S. Dearborn Street
P.O. Box 390
Mobile, Alabama  36601

                 Re: Amendment to Expense Allocation and Participation Agreement by and between Brigham Oil & Gas, L.P. ("BOG") and Middle Bay Oil Company, Inc. ("Middle Bay"), dated effective as of April 1, 1996 (the "Agreement")
Dear John:

         Middle Bay and BOG recognize and acknowledge that part of the definition of "BOG Properties" contained in the Agreement provides as follows:

         However, in the event that prior to the Completion of a Subject Well BOG has assigned or has agreed to assign interests in properties, rights or interests which are related to such Subject Well or the Drilling and Production Unit for the applicable Subject Well, the interests in such properties, rights or interests which BOG has assigned or agreed to assign shall not be part of the BOG Properties for purposes of this Agreement.

         Middle Bay and BOG also recognize and acknowledge that BOG has entered into an agreement (hereinafter referred to as the "Gasco Agreement") with Gasco Limited Partnership ("Gasco") which provides for Gasco's participation in BOG Properties and Subject Wells pursuant to the same terms as are provided for Middle Bay's participation in BOG Properties and Subject Wells. As such, pursuant to the definition of BOG Properties currently contained in the Agreement, the interests to be assigned to Gasco under the terms of the Gasco Agreement would not be part of the BOG Properties and thus Middle Bay's participation in such BOG Properties and Subject Wells would be proportionately reduced to account for the interest to be assigned to Gasco.

         Middle Bay and BOG hereby agree, however, that, anything to the contrary contained in the Agreement notwithstanding, the interests that are to be assigned to Gasco pursuant to the terms of the Gasco Agreement shall be part of the BOG Properties for purposes of determining Middle Bay's participation and interest in BOG Properties and Subject Wells under the Agreement.

         Except as provided above, the Agreement shall remain in full force and effect as to all of its terms.

         If this letter amendment accurately reflects our agreement and understanding, please sign the duplicate originals hereof below and return one of such duplicate originals to BOG.

                                        Sincerely,
                                        BRIGHAM OIL & GAS, L.P.
                                        by Brigham Exploration Company,
                                        its Managing General Partner

                                        /s/ ANNE L. BRIGHAM
                                        Anne L. Brigham
                                        Executive Vice President

Agreed and Accepted this 21st day of May, 1996:
MIDDLE BAY OIL COMPANY, INC.



By: /s/ JOHN J. BASSETT
   ---------------------------------
(name printed) John J. Bassett
              ----------------------
Its: President
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